UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

SANMINA CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplement to Proxy Statement for
2022 Annual Meeting of Stockholders
To Be Held on Monday, March 14, 2022

Explanatory Note

This proxy statement supplement, dated February 9, 2022 (this “Supplement”), supplements the Proxy Statement of Sanmina Corporation (the “Company”) dated January 27, 2022 (the “Proxy Statement”), which the Company previously made available to its stockholders in connection with the solicitation of proxies by the Company’s board of directors (the “Board of Directors”) for use at the Company’s 2022 annual meeting of stockholders, and at any adjournment or postponement thereof (the “2022 Annual Meeting”). This Supplement updates the Proxy Statement and should be read in conjunction with it.

The sole purpose of this Supplement is to update Question 15 of the section of the Proxy Statement titled “Questions and Answers About Procedural Matters” in order to provide stockholders with information regarding the vote required to approve Proposal Four and to confirm the recommendations of the Board of Directors in relation to the proposals to be acted on at the 2022 Annual Meeting.

This Supplement does not change the proposals to be acted on at the 2022 Annual Meeting. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

Q15: WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS AND HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

A:	Proposal One. You may vote “FOR,” “AGAINST” or “ABSTAIN” on each of the eight nominees for election as director. A nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions and broker non-votes do not count as “votes cast” with respect to this proposal and therefore will not affect the outcome of the election. Pursuant to our Corporate Governance Guidelines, should a nominee for director fail to receive the required number of votes for election, he or she is required to tender his or her resignation to the Board. In such a case, the Nominating and Governance Committee of the Board has the option of accepting or declining such resignation, considering any factors that the Committee deems relevant.

Proposal Two. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. The affirmative vote of a majority of the votes cast is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Abstentions have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, have no effect on the outcome of this proposal.

Proposal Three. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. The affirmative vote of a majority of the votes cast is required to approve on an advisory (non-binding) basis the compensation of our named executive officers, as disclosed in the Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure. Abstentions have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, have no effect on the outcome of this proposal.

Proposal Four. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. The affirmative vote of a majority of the votes cast is required to approve the reservation of an additional 1,300,000 shares of common stock for issuance under the 2019 Equity Incentive Plan. Abstentions have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, have no effect on the outcome of this proposal.

The Board of Directors unanimously recommends that you vote “FOR” each of the eight nominees for election as director listed in Proposal One and “FOR” Proposals Two, Three and Four.